UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 29, 2023

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8584 E. Washington Street, No. 127, Chagrin Falls, Ohio 44023
(Address of principal executive offices) (Zip Code)

213-642-9268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2023, NovAccess Global Inc. (“NovAccess,” the “company” or “we”) entered into a letter agreement (the “letter agreement”) with AJB Capital Investments, LLC (“AJB”). On February 15, 2022, we issued a promissory note to AJB. Pursuant to the December 29, 2023 letter agreement, AJB agreed to loan us an additional $29,444, which will be added to the principal of the February 2022 note. This $29,444 loan has an original interest discount of 10% and bears interest at 10% per annum. AJB funded $9,000 of the loan to pay our auditors to commence work on the 2023 audit. The remaining balance will be funded upon the mutual agreement of AJB and the company.

We have previously issued AJB nine separate warrants to purchase a total of 8,250,000 shares of our common stock in connection with loans provided by AJB and extensions of those loans. These warrants would have expired on various dates ranging from August 20, 2026 to August 9, 2028. Pursuant to the letter agreement, in consideration of the new loan, we agreed to extend the expiration date of all of these warrants by two years.

The AJB letter agreement is filed as an exhibit to this Current Report on Form 8-K. The description above is qualified in its entirety by reference to the full text of the letter agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Letter Agreement dated December 29, 2023 between NovAccess Global Inc. and AJB Capital Investments, LLC

Exhibit 104 Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: January 5, 2024	/s/ Dwain K. Irvin
By Dwain K. Irvin, Chief Executive Officer